Exhibit 99.1

AirJoule Technologies Announces $15.0 Million Registered Direct Offering of Common Stock

Net proceeds expected to fully fund the Company into 2028 and support the commercialization of the AirJouleTM Core and Prime systems

RONAN, Mont., May 28, 2026 - AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or the “Company”), a leading platform technology that unleashes the power of water from air, today announced that it has entered into a definitive securities purchase agreement with certain institutional investors for the purchase and sale of an aggregate of 3,658,536 shares of its common stock in a registered direct offering. The offering is expected to result in gross proceeds of approximately $15.0 million, before deducting placement agent fees and other offering expenses. The closing of the offering is expected to occur on or about June 1, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for the commercialization of its AirJoule Core and AirJoule Prime systems and for general corporate purposes. Together with the Company’s existing cash on hand, the net proceeds from this offering are expected to fully fund the Company into 2028.

“This raise reflects the continued confidence of long-term institutional investors in AirJoule’s commercialization roadmap,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “We are positioned to deliver on our path from validated field performance to commercial deployment, and to capitalize on the substantial opportunities emerging across our target water and energy markets.”

Titan Partners, a division of American Capital Partners, is acting as the sole placement agent for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-291527) previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2025, and declared effective by the SEC on November 21, 2025. The shares of common stock are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading platform technology that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier

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Global Corporation, the Company is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “positioned,” “seek,” “would” or “continue” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize our technology and equipment, risks related to our arrangements with strategic partnerships and other third parties; the availability and cost of materials needed to develop, deploy and commercialize our technology and equipment, our status as an early stage company with limited operating history, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Investor Relations & Media:

Tom Divine, Vice President, Investor Relations and Finance

investors@airjouletech.com

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